EXECUTION COPY

$13,000,000,000

TERM LOAN AGREEMENT

Among

THE DOW CHEMICAL COMPANY

and

THE BANKS LISTED HEREIN

and

CITIBANK, N.A.
as Administrative Agent

_______________

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
MORGAN STANLEY SENIOR FUNDING, INC.
as Co-Syndication Agents

CITIGROUP GLOBAL MARKETS INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
MORGAN STANLEY SENIOR FUNDING, INC.
as Joint Lead Arrangers and Joint Bookrunners
_______________

Dated as of September 8, 2008

TABLE OF CONTENTS

(i)

(ii)

Page

Section 9.08	GOVERNING LAW; Venue	42
Section 9.09	Counterparts; Integration	42
Section 9.10	WAIVER OF JURY TRIAL	42
Section 9.11	[Intentionally Omitted.]	42
Section 9.12	Headings	42
Section 9.13	Confidentiality	42
Section 9.14	USA Patriot Act	43

EXHIBIT A	Note
EXHIBIT B-1	Opinion of Assistant General Counsel, Corporate and Financial Law, of the Borrower
EXHIBIT B-2	Opinion of Special Counsel for the Borrower
EXHIBIT C	Opinion of Special Counsel for the Administrative Agent
EXHIBIT D	Assignment and Assumption Agreement
EXHIBIT E	Officer’s Certificate
SCHEDULE 2.01	Commitments
SCHEDULE 2.04	Administrative Agent Account

(iii)

AGREEMENT dated as of September 8, 2008, among THE DOW CHEMICAL COMPANY, a Delaware corporation, the BANKS party hereto and CITIBANK, N.A., as administrative agent for the Banks (in such capacity the “Administrative Agent”) (as amended, modified or supplemented from time to time in accordance with the terms hereof, the “Agreement”).

The parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01  Definitions.  The following terms, as used herein, have the following meanings:

“Acquisition” means the acquisition by the Borrower, by merger of Ramses with and into the Target, of all the capital stock of the Target pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Agreement and Plan of Merger dated July 10, 2008, among the Borrower, Ramses and the Target, together with the related “Company Disclosure Schedule” attached thereto, each as amended, modified or supplemented from time to time.

“Acquisition Consideration” means the aggregate cash consideration payable by the Borrower in respect of the Acquisition.

“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

“Applicable Commitment Fee Percentage” means, for any day, the percentage set forth below opposite the Public Debt Rating then in effect:

Public Debt Rating	Applicable Commitment Fee Percentage

BBB+/Baa1 or higher	0.100%

BBB/Baa2	0.150%

BBB-/Baa3	0.200%

BB+/Ba1 or lower, or if unrated by Moody’s and/or S&P	0.375%

“Applicable Lending Office” means, with respect to any Bank, (a) in the case of its Base Rate Loans, its Domestic Lending Office and (b) in the case of its Eurodollar Loans, its Eurodollar Lending Office.

“Applicable Margin” means, for any day, the rate per annum set forth below opposite the Public Debt Rating then in effect:

Public Debt Rating	Applicable Margin for Loans maintained as Eurodollar Loans	Applicable Margin for Loans maintained as Base Rate Loans

BBB+/Baa1 or higher	1.250%	0.250%
BBB/Baa2	1.500%	0.500%
BBB-/Baa3	2.000%	1.000%
BB+/Bal or lower, or if unrated by Moody’s and/or S&P	3.000%	2.000%

“Arrangers” means, collectively, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley Senior Funding, Inc., in their respective capacities as joint lead arrangers and joint bookrunners hereunder.

“Asset Sale” means any asset sale or disposition by the Borrower or any of its Consolidated Subsidiaries (including, without limitation, the consummation of the K-Dow JV Transaction), other than (a) sales or dispositions in the ordinary course of business, (b) the sale or disposition of any accounts receivable pursuant to any Receivables Facility, (c) any asset sale or disposition or series of related asset sales or dispositions the net cash consideration in respect of which is $250,000,000 or less, (d) sales or dispositions of damaged, obsolete or worn out property and of property no longer used or useful in the conduct of the business of the Borrower or any of its Consolidated Subsidiaries, (e) sales or dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale are promptly applied to the purchase price of such replacement property, (f) sales or dispositions of property to the Borrower or any Consolidated Subsidiary, (g) dispositions of cash and Cash Equivalents, (h) leases, subleases, licenses or sublicenses (including the provision of software), in each case in the normal course of business and which do not materially interfere with the business of the Company and its Consolidated Subsidiaries, (i) dispositions of accounts receivable in connection with the collection or compromise thereof in the normal course of business, and (j) transfers of interests in leased assets and/or rights and/or obligations under leases (whether characterized as capital leases or otherwise) as to which the Borrower or any of its Consolidated Subsidiaries is the lessee or sublessee.

“Assignee” has the meaning set forth in Section 9.06(c).

“Assignment and Assumption Agreement” means an Assignment and Assumption, substantially in the form of Exhibit D hereto.

“Bank” means each bank and other financial institution listed on the signature pages hereof, each assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

“Bank Default” means (a) the refusal (which has not been retracted) or the failure of a Bank to make available its portion of the Loans to be incurred on the Closing Date or (b) a Bank having notified in writing the Borrower and the Administrative Agent (which notice has not been retracted) that such Bank does not intend to comply with its obligations under Section 2.01.

“Base Rate” means, for any day, a rate per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of 0.50% plus the Federal Funds Rate for such day.

“Base Rate Loan” means a Loan to be made by a Bank as a Base Rate Loan in accordance with the Notice of Borrowing or pursuant to Section 2.18 or Article VIII.

“Borrower” means The Dow Chemical Company, a Delaware corporation, and its successors.

 “Borrower’s 2007 Form 10-K” means the Borrower’s annual report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

“Borrowing” has the meaning set forth in Section 1.03.

“Closing Date” means the date occurring on or after the Effective Date on which the borrowing of Loans occurs pursuant to Section 2.01.

“Commitment” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 2.01, as such amount may be reduced from time to time pursuant to Section 2.09, 2.10 and/or 2.12.

“Commitment Termination Date” means the earliest of (a) the Closing Date, (b) July 9, 2009 and (c) any date on which the Acquisition Agreement is terminated and abandoned in accordance with the terms of the Acquisition Agreement (other than with respect to indemnities and other provisions which expressly survive such termination and abandonment thereof).

“Consolidated Debt” means, at any date of determination, the Indebtedness of the Borrower and its Consolidated Subsidiaries as of such date determined on a consolidated basis.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period (without giving effect to (x) any extraordinary gains or extraordinary losses, (y) any non-cash income, and (z) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) adjusted by (A) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period), without duplication, the amount of (i) total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (including, without limitation, letter of credit fees and commitment fees)) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period, (ii) provision for taxes based on income, profits or capital of the Borrower and its Consolidated Subsidiaries (including, without limitation, state single business unitary and similar taxes imposed in lieu of income taxes), franchise or similar taxes, and foreign withholding taxes paid or accrued during such period and determined on a consolidated basis for such period, (iii) all depreciation and amortization expense of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period, (iv) the amount of all other non-cash charges of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period (including, without limitation, non-cash asset impairment charges, non-cash restructuring charges, non-cash costs of exiting a facility and non-cash charges associated with equity compensation), and (v) the amount of all costs and expenses paid or incurred by the Borrower and its Consolidated Subsidiaries in connection with the Acquisition, and (B) subtracting therefrom (to the extent not otherwise deducted in determining Consolidated Net Income for such period) the amount of all cash payments or cash charges made (or incurred) by the Borrower or any of its Consolidated Subsidiaries for such period on account of any non-cash charges added back to Consolidated EBITDA pursuant to preceding sub-clause (A)(iv) in a previous period.  For the avoidance of doubt, it is understood and agreed that, to the extent any amounts are excluded from Consolidated Net Income by virtue of the proviso to the definition thereof contained herein, any add backs to Consolidated Net Income in determining Consolidated EBITDA as provided above shall be limited (or denied) in a fashion consistent with the proviso to the definition of Consolidated Net Income contained herein.  Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA for any Test Period which ends on or prior to the first anniversary of the Closing Date, Consolidated EBITDA shall be the actual Consolidated EBITDA as determined above in this definition without regard to this sentence but determined on a pro forma basis as if the Acquisition (and related financings) had occurred on the first day of such Test Period.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with applicable generally accepted accounting principles (or interpretations thereof); provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):  (i) the net income (or loss) of any Consolidated Subsidiary of the Borrower in which a Person or Persons other than the Borrower and its wholly owned Consolidated Subsidiaries has an Equity Interest or Equity Interests to the extent of such Equity Interests held by Persons other than the Borrower and its wholly owned Consolidated Subsidiaries in such Subsidiary, (ii) the net income (or loss) of any Person (other than a Consolidated Subsidiary of the Borrower) in which a Person or Persons other than the Borrower and its wholly owned Consolidated Subsidiaries has an Equity Interest or Equity Interests except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or any of its Consolidated Subsidiaries by such Person during such period and (y) with respect to net losses, to the extent of the amount of cash contributed by the Borrower or any Consolidated Subsidiary of the Borrower to any such Person during such period, (iii) the net income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Borrower or on or prior to the date all or substantially all of the property or assets of such Person are acquired by a Consolidated Subsidiary of the Borrower and (iv) the net income of any Consolidated Subsidiary of the

Borrower to the extent that the declaration or payment of cash dividends or similar cash distributions by such Consolidated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

“Consolidated Net Tangible Assets” means the total assets of the Borrower and its Consolidated Subsidiaries shown on or reflected in its balance sheet less (a) all current liabilities (excluding liabilities which could be classified as long-term debt in conformity with applicable  generally accepted accounting principles and current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), (b) advances to entities accounted for on the equity method of accounting and (c) intangible assets.  “Intangible assets” means the aggregate value (net of any applicable reserves), as shown on or reflected in such balance sheet, of:  (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Bank” means any Bank with respect to which a Bank Default is in effect.

“Dollars” or “$” means the lawful money of the United States of America.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York are authorized by law to close.

“Domestic Lending Office” means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

“Domestic Subsidiary” means any Subsidiary (a) substantially all of the property of which is located, and substantially all of the business of which is carried on, within the United States of America (excluding its territories and possessions and the Commonwealth of Puerto Rico), and (b) which (x) owns one or more Principal Properties or (y) owns capital stock of another Domestic Subsidiary; except that neither a Subsidiary which is primarily engaged in the business of a finance company or insurance company nor any Public Subsidiary shall constitute a Domestic Subsidiary hereunder.

“Effective Date” has the meaning set forth in Section 3.01.

“Eligible Assignee” means (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia; (b) a commercial bank organized under the laws of any other country which is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country; provided that such bank is acting through a branch or agency located in the United States; (c) the central bank of any country which is a member of the OECD; and (d) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity, but excluding any savings and loan association) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; provided, however, that in no event shall any Eligible Assignee have outstanding any obligations with a credit rating less than investment grade as of the date of the Assignment and Assumption Agreement relating thereto from S&P or Moody’s (or other nationally recognized rating service), unless an Event of Default shall have occurred and be continuing on such date.

“Equity Interests” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Equity-Linked Securities” means any securities convertible or exchangeable into, or the value of which is based on or derived from the value of, Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Eurodollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

“Eurodollar Lending Office” means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to the Borrower and the Administrative Agent.

“Eurodollar Loan” means a Loan to be made by a Bank as a Eurodollar Loan in accordance with the applicable Notice of Borrowing or Notice of Interest Rate Election.

“Eurodollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

“Event of Default” has the meaning set forth in Section 6.01.

“Excluded Indebtedness” means (i) commercial paper issued by the Borrower in the normal course of business and consistent with past practice, (ii) refinancings, renewals, replacements and refundings of any Indebtedness of the Borrower and its Subsidiaries, whether outstanding on the Effective Date or thereafter, (iii) any Indebtedness (including pursuant to one or more receivables facilities) incurred to finance the day-to-day operations of the Borrower and its Subsidiaries in the normal course of business (including, without limitation, any Indebtedness incurred in lieu of commercial paper and other short term borrowings) and any Indebtedness incurred to finance loans to, or other investments in, joint ventures of the Borrower and its Subsidiaries, (iv) capitalized leases, purchase money Indebtedness, non-recourse Indebtedness and other secured Indebtedness incurred by the Borrower and its Subsidiaries in connection with project financings or acquisitions of or improvements to property (other than the Acquisition and other material acquisitions of other companies or business units), and (v) any other Indebtedness in an aggregate amount not to exceed $500,000,000 outstanding at any time.

“Exempted Indebtedness” means the sum of (a) all outstanding indebtedness of the Borrower and its Consolidated Subsidiaries incurred after the date of this Agreement and secured by liens proscribed (or, if incurred prior to the date of this Agreement, which would have been proscribed if incurred after the date of this Agreement) in Section 5.05(a), and (b) the aggregate of present values (discounted in accordance with sound financial practice at a rate per annum equal to the weighted average interest rate at the time of the indebtedness for borrowed money of the Borrower and its Consolidated Subsidiaries) of the obligations of the Borrower or any Consolidated Subsidiaries for rental payments during the remaining term of all leases (including any period for which any such lease has been extended or may, at the option of the lessor, be extended) of all Principal Property other than those leases expressly permitted by Section 5.07(a).  The net amount of rent required to be paid under any such lease for any such term shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents such as those based on sales.  In the case of any such lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

 “Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (a) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Citibank, N.A., on such day on such transactions as determined by the Administrative Agent.

“Indebtedness” has the meaning set forth in Section 5.06.

“Indebtedness to be Refinanced” means (a) all Indebtedness and other obligations of the Target and its Subsidiaries under the Credit Agreement, dated December 16, 2005, as amended on December 16, 2006 and November 27, 2007, among the Target, the subsidiaries of the Target party thereto, the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and Citibank, N.A., as administrative agent and (b) any other Indebtedness of the Target and its subsidiaries that the Borrower elects to repay on the Closing Date.

“Interest Period” means (a) with respect to each Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:

(i)           any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

(ii)           any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Eurodollar Business Day of a calendar month; and

(iii)           any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date; and

(b)           with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the next Quarterly Payment Date; provided that:

(i)           any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

(ii)           any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

For purposes of this definition, the date of a Borrowing initially shall be the date on which such Borrowing is to be advanced and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing pursuant to Section 2.18.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“K-Dow JV Transaction” means a joint venture transaction contemplated with Petrochemical Industries Company (K.S.C.), a company incorporated in the State of Kuwait and a wholly owned subsidiary of Kuwait Petroleum Corporation, with respect to the formation of the K-Dow Petrochemicals group of companies and the contribution thereto of certain assets used by the Borrower in the research, development, manufacture, distribution, marketing and sale of polyethylene, polypropylene, polycarbonate and polycarbonate compounds and blends, ethyleneamines and ethanolamines products and related licensing activities.

“Loan” means a Base Rate Loan or a Eurodollar Loan.

“London Interbank Offered Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant currency in the London interbank market) at approximately 11:00 a.m., London time, two Eurodollar Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “London Interbank Offered Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which deposits in Dollars of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Eurodollar Business Days prior to the commencement of such Interest Period.

“Maturity Date” means the earlier of (a) the first anniversary of the Closing Date and (b) April 14, 2010.

“Moody’s” means Moody’s Investors Service, Inc.

“Moody’s Credit Rating” means the Moody’s credit rating for the long term senior unsecured debt of the Borrower.

“Net Cash Proceeds” means, for any event requiring a reduction of the Commitments and/or repayment of Loans pursuant to Section 2.12, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) actually received by the Borrower or its Subsidiaries from such event, net of (a) transaction costs (including, as applicable, (i) any underwriting, brokerage or other customary commissions, (ii) reasonable legal, accounting, investment banking and advisory fees, (iii) survey costs, title insurance premiums, search and recording costs, transfer taxes and similar charges, (iv) the amount of any Indebtedness (other than Indebtedness hereunder) or other obligation required to be paid or prepaid in connection with such event, and (v) any other fees and expenses associated therewith) related to any such event and (b) in the case of Section 2.12(a), (i) the amount of any reasonable reserve established in accordance with applicable generally accepted accounting principles against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (ii) below) related to any of the applicable assets and retained by the Borrower or any of its Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations, and (ii) taxes as estimated by the Borrower payable by the Borrower and its Consolidated Subsidiaries as a result of such event.

“Non-Defaulting Bank” means each Bank other than a Defaulting Bank.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Notice of Interest Rate Election” has the meaning set forth in Section 2.18.

“OECD” means the Organization for Economic Cooperation and Development.

“Parent” means, with respect to any Bank, any Person controlling such Bank.

“Participant” has the meaning set forth in Section 9.06(b).

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is either (a) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Prime Rate” means the rate of interest publicly announced by Citibank, N.A., in New York City from time to time as its Prime Rate.

“Principal Property” means any manufacturing or processing facility owned by the Borrower or any Subsidiary and located within the United States of America (excluding its territories and possessions and the Commonwealth of Puerto Rico) the gross book value (without deduction of any depreciation reserves) of which as of the date as of which the determination is being made exceeds one percent of Consolidated Net Tangible Assets, other than any such facility or portion thereof which the Board of Directors of the Borrower reasonably determines is not material to the business conducted by the Borrower and its Subsidiaries as a whole.

“Public Debt Rating” means (a) the Moody’s Credit Rating and the S&P Credit Rating, if the same, (b) if the Moody’s Credit Rating and the S&P Credit Rating differ by one rating level, the higher of such credit ratings, and (c) if the Moody’s Credit Rating and the S&P Credit Rating differ by two or more rating levels, one rating level above the lower of such credit ratings.

“Public Subsidiary” means any Subsidiary, the capital stock of which is publicly traded in the United States and of which less than 80% of the Voting Stock is at the time owned directly or indirectly by the Borrower.

“Quarterly Payment Date” means the last Domestic Business Day of each March, June, September and December occurring after the Effective Date.

“Ramses” means Ramses Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of the Borrower.

“Receivables Facility” means (a) the Borrower’s and its Consolidated Subsidiaries’ accounts receivable financing facility or facilities in existence on the Effective Date, as the same may be renewed, extended, replaced, refinanced, modified or amended from time to time, and (b) any other receivables financing agreement or facility, as amended, modified or supplemented from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower and its Consolidated Subsidiaries, other than any Subsidiary established in connection with any such facility which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Borrower or any of its Consolidated Subsidiaries in the event of any bankruptcy or insolvency of the Borrower or any such Consolidated Subsidiary.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Required Banks” means, at any time, Non-Defaulting Banks having at least a majority of the aggregate amount of the Commitments of all Non-Defaulting Banks or, if the Commitments shall have been terminated, holding Loans evidencing at least a majority of the aggregate unpaid principal amount of the Loans of all Non-Defaulting Banks.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“S&P Credit Rating” means the S&P credit rating for the long term senior unsecured debt of the Borrower.

“SPC” has the meaning set forth in Section 9.06(f).

“Subsidiary” means any corporation of which at least a majority of the Voting Stock is at the time owned directly or indirectly by the Borrower or by the Borrower and its other Subsidiaries.

“Target” means Rohm and Haas Company, a Delaware corporation.

“Target Material Adverse Effect“ means any “Company Material Adverse Effect” as defined in the Acquisition Agreement, without giving effect to any amendment, modification or waiver thereof which is materially adverse to the Banks without the prior consent of the Arrangers (which consent shall not be unreasonably withheld or delayed) and which, for the avoidance of doubt, shall be determined under Delaware law.

“Test Period” means, at any time, the period of four consecutive fiscal quarters of the Borrower then last ended, taken as one accounting period.

“Total Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Debt on the last day of the Test Period most recently ended on or prior to such date to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

“Transaction Costs” means the fees, costs and expenses incurred or paid by the Borrower and its Subsidiaries in connection with the Acquisition, the repayment and termination of the Indebtedness to be Refinanced and the transactions contemplated or evidenced by this Agreement.

“Unfunded Vested Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all accumulated benefit obligations under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or the Plan under Title IV of ERISA.

“Voting Stock” means outstanding shares of stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or some other default.

Section 1.02  Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with applicable generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in applicable generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of applicable generally accepted accounting principles in effect immediately before the relevant change in applicable generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

Section 1.03  Types of Borrowings.  The term “Borrowing” denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period.  Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a “Eurodollar Borrowing” is a Borrowing comprised of Eurodollar Loans).

ARTICLE II

The Credits

Section 2.01  Commitments to Lend.  On the Closing Date each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower pursuant to this Section in an amount up to its Commitment as in effect on the Closing Date.  Any Borrowing under this Section shall not exceed the aggregate amount available in accordance with Section 3.02(f) and shall be made from the several Banks ratably in proportion to their respective Commitments.  The Loans will be made in a single drawdown on the Closing Date.  Once repaid, Loans incurred hereunder may not be reborrowed.

Section 2.02  Notice of Borrowing.  The Borrower shall give the Administrative Agent notice (a “Notice of Borrowing”) not later than (a) 9:00 a.m. (New York City time) on the Domestic Business Day before the date of a Base Rate Borrowing and (b)  10:30 a.m. (New York City time) on the third Eurodollar Business Day before the date of a Eurodollar Borrowing, specifying:

(i)           the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

(ii)           the aggregate amount of such Borrowing;

(iii)           whether the Loans comprising such Borrowing are to be Base Rate Loans or Eurodollar Loans;

(iv)           in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

(v)           the number and location of the account to which funds are to be disbursed (which shall be an account in the name of the Borrower).

Section 2.03  [Intentionally Omitted.]

Section 2.04  Notice to Banks; Funding of Loans.  (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share of such Borrowing and the Notice of Borrowing shall not thereafter be revocable by the Borrower (except as contemplated by Section 8.01).

(b)           Each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 10:00 a.m., New York City time to the account of the Administrative Agent specified in Schedule 2.04.  Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower by promptly crediting the amounts so received, in like funds, to the account of the Borrower designated by the Borrower in the Notice of Borrowing.

(c)           Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and, if such Bank shall not have made such payment within two Domestic Business Days of demand therefor, the Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at a rate per annum equal to (i) in the case of the Borrower, the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate.  If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

(d)           The failure of any Bank to make the Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make a Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.

Section 2.05  Evidence of Debt.  (a)  Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(b)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Banks and each Bank’s share thereof.

(c)           The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)           Any Bank may request that Loans of any type made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) and substantially in the form of Exhibit A or otherwise in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.06) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.06  Maturity of Loans.  Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

Section 2.07  Interest Rates.  (a)  Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the relevant Applicable Margin and the Base Rate for such day.  Such interest shall be payable for each Interest Period on the last day thereof, on the date of any repayment or prepayment of the relevant Borrowing of Base Rate Loans and on the Maturity Date.  Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

(b)           Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the relevant Applicable Margin plus the applicable London Interbank Offered Rate.  Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof, on the date of any repayment or prepayment of the relevant Borrowing of Eurodollar Loans and on the Maturity Date.  Any overdue principal of or interest on any Eurodollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Base Rate for such day plus the relevant Applicable Margin for Base Rate Loans (provided that until the expiration of an Interest Period applicable to any Eurodollar Loans, interest on the principal amount of such Eurodollar Loans pursuant to this sentence shall be at a rate equal to 2% in excess of the rate otherwise applicable to such Eurodollar Loans).

(c)           The Administrative Agent shall determine each interest rate applicable to the Loans hereunder.  The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and such determination thereof shall be conclusive in the absence of manifest error.

(d)           Overdue amounts (other than principal or interest) payable hereunder shall bear interest payable on demand, for each day until paid, at a rate per annum equal to the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time.

Section 2.08  Fees.  (a)  The Borrower shall pay to the Administrative Agent for the account of the Banks ratably, in accordance with their respective Commitments, a commitment fee on the daily aggregate amount of the Commitments at a per annum rate equal to the Applicable Commitment Fee Percentage.  Such commitment fee shall accrue from and including September 8, 2008 to but excluding the Commitment Termination Date.  Accrued fees under this subsection (a) shall be payable on each Quarterly Payment Date and upon the date of termination of the Commitments in their entirety.  The Administrative Agent shall notify the Borrower at least two Domestic Business Days prior to each Quarterly Payment Date of the amount of fees then payable by the Borrower, and the Administrative Agent’s determination thereof shall be conclusive in the absence of manifest error.

(b)           The Borrower shall pay to the Administrative Agent for the account of the Banks ratably, in accordance with their respective outstanding Loans, a duration fee on each of (x) the first Quarterly Payment Date following the Closing Date (“Date 1”), (y) the Quarterly Payment Date next following Date 1 (“Date 2”), and (z) the Quarterly Payment Date next following Date 2 (“Date 3”) equal to (i) the aggregate principal amount of Loans outstanding on such date multiplied by (ii) a percentage set forth opposite such date in the relevant column below, where (A) “Column A” will apply if the aggregate outstanding Loans are less than or equal to $5,900,000,000, (B) “Column B” will apply if the aggregate outstanding Loans are greater than $5,900,000,000 and less than or equal to $8,900,000,000 and (C) ”Column C” will apply if the aggregate outstanding Loans are greater than $8,900,000,000:

Date	Column A	Column B	Column C

Date 1	0.25%	0.50%	0.75%

Date 2	0.50%	1.00%	1.25%

Date 3	0.75%	1.00%	1.50%

(c)           The Borrower shall pay to the Administrative Agent for the account of Arrangers the fees required to be paid under the fee letter, dated July 10, 2008, among the Borrower, the Administrative Agent, the Co-Syndication Agents and the other financial institutions party thereto (except to the extent any fees thereunder have been expressly incorporated into this Agreement), which fee letter shall survive the execution and delivery of this Agreement.

Section 2.09  Optional Termination or Reduction of Commitments.  Prior to the Commitment Termination Date, the Borrower may, upon at least three Domestic Business Days’ notice to the Administrative Agent, (i) terminate the Commitments at any time or (ii) ratably reduce from time to time by an aggregate amount of $50,000,000 or any larger integral multiple thereof, the aggregate amount of the Commitments.

Section 2.10  Scheduled and Mandatory Termination and Reduction of Commitments.  (a)  The Commitments shall terminate on the Commitment Termination Date after the incurrence of Loans (if any) on such date.

(b)           In the event that immediately prior to the incurrence of Loans on the Closing Date the aggregate Commitments exceed the sum of (i) the Acquisition Consideration, (ii) the Indebtedness to be Refinanced and (iii) the Transaction Costs, the Commitments shall at such time be permanently reduced by an amount equal to such excess, which reduction shall be applied to the Commitment of each Bank on a pro rata basis based on the Banks’ respective Commitments.

(c)           In addition to the Commitment reductions set forth above, the Commitments shall be reduced as and to the extent required by Section 2.12.

Section 2.11  Optional Prepayments.  (a)  The Borrower may, by notice to the Administrative Agent not later than 10:00 a.m. (New York City time) on any Domestic Business Day, prepay any Base Rate Borrowing, in whole at any time, or from time to time in part in amounts aggregating $50,000,000 or any larger integral multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.  The Borrower may, upon at least three Eurodollar Business Days’ notice to the Administrative Agent, prepay any Eurodollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating $50,000,000 or any larger integral multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and together with any additional amounts payable pursuant to Section 2.14.  Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

(b)           Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

Section 2.12  Mandatory Prepayments and/or Reduction of Commitments.  Prior to the Commitment Termination Date, the Commitments shall be automatically reduced (with such reductions to be applied to the Commitment of each Bank on a pro rata basis based on the Banks’ respective Commitments), and on and after the Closing Date, the Borrower shall be required to prepay the principal of the Loans, in each case in connection with the following events and in the amounts set forth below (with any such reduction to occur on the date of the applicable event and any such prepayment to be made within two Domestic Business Days following the date of the applicable event):

(a)            receipt by the Borrower or any of its Consolidated Subsidiaries of the Net Cash Proceeds of any Asset Sale, in an amount equal to such Net Cash Proceeds;

(b)            receipt by the Borrower or any of its Consolidated Subsidiaries of the Net Cash Proceeds from the incurrence or issuance of any Indebtedness for borrowed money (other than Excluded Indebtedness), in an amount equal to such Net Cash

Proceeds; and

(c)            receipt by the Borrower or any of its Consolidated Subsidiaries of the Net Cash Proceeds from the sale or issuance of any of its Equity Interests or Equity-Linked Securities (other than (i) sales or issuances to the Borrower or any of its Consolidated Subsidiaries, (ii) sales or issuances to directors, officers and employees pursuant to benefit plans or in connection with other compensation arrangements, (iii) sales or issuances generating Net Cash Proceeds of up to $4,000,000,000 so long as all such Net Cash Proceeds are used for the purposes described in Section 5.09, and (iv) any single sale or issuance in an amount not greater than $10,000,000), in an amount equal to such Net Cash Proceeds.

Section 2.13  General Provisions as to Payments.  (a) The Borrower shall make each payment of principal of, and interest on, the Loans on the date when due, without setoff or counterclaim, by wire transfer of immediately available funds by 12:00 noon, New York City time to the account of the Administrative Agent specified in Schedule 2.04.  The Borrower shall make each payment of fees hereunder on the date when due by wire transfer of immediately available funds by 12:00 noon, New York City time to the account of the Administrative Agent specified in Schedule 2.04.  The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment of principal, interest and fees received by the Administrative Agent for the account of the Banks.  Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.  Whenever any payment of principal of, or interest on, the Eurodollar Loans shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurodollar Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank.  If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

Section 2.14  Funding Losses.  If (a) the Borrower makes any payment of principal with respect to any Eurodollar Loan (pursuant to Article II, VI or VIII or otherwise), or converts any Eurodollar Loan in accordance with Section 2.18, on any day other than the last day of the Interest Period applicable thereto, (b) the Borrower fails to borrow any Eurodollar Loans after notice has been given to any Bank in accordance with Section 2.04(a), or (c) the Borrower fails to prepay any Eurodollar Loans on the date fixed for prepayment pursuant to Section

2.11(a), then the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense and describing in reasonable detail the calculation thereof, which certificate shall be conclusive in the absence of manifest error.

Section 2.15  Computation of Interest and Fees.  Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.16  Net Payments.  (a) Except as provided in Section 2.16(b), and without duplication of amounts payable pursuant to Section 8.03(a), all payments made by the Borrower hereunder will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”).  If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such note.  The Borrower will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower.  The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

(b)           At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8 BEN, W-8 ECI or W-9, certifying on the applicable form that such Bank is entitled to receive payments under this Agreement and any promissory note issued to it pursuant to Section 2.05 without deduction or withholding of any United States Federal income taxes; provided, however, that an Assignee pursuant to Section 9.06 shall only be required to provide certification for a complete or, if an event contemplated in the penultimate sentence of this Section 2.16(b) has occurred prior to the time of an assignment, reduced exemption from United States federal income taxes to the extent the relevant assigning Bank was eligible for a complete or reduced exemption at the time of the Assignment.  Each

Bank which so delivers a Form W-8 BEN, W-8 ECI or W-9 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and any promissory note issued to it pursuant to Section 2.05 without deduction or withholding of any United States Federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States Federal income taxes; provided, however, that following any such event such Bank shall deliver to the Borrower and the Administrative Agent any other such properly completed and executed documentation as required by applicable law that will permit payment to be made at a reduced rate of withholding.  The Borrower shall not be required to make any payments pursuant to Section 2.16(a) to the extent such payments are attributable to such Non-U.S. Bank’s failure to comply with this Section 2.16(b).

Section 2.17  Regulation D Compensation.  For so long as a Bank shall be required pursuant to the requirements of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including “Eurocurrency liabilities” (or any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents), then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Eurodollar Loans, additional interest on the related Eurodollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (a)(i) the applicable London Interbank Offered Rate divided by (ii) one minus the Eurodollar Reserve Percentage over (b) the applicable London Interbank Offered Rate.  Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Eurodollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Eurodollar Business Days after the giving of such notice and (y) shall notify the Borrower at least three Eurodollar Business Days prior to each date on which interest is payable on the Eurodollar Loans of the amount then due it under this Section.

Section 2.18  Conversion and Continuation of Loans.  The Borrower shall have the right at any time upon prior irrevocable notice (a “Notice of Interest Rate Election”) to the Administrative Agent (i) not later than 10:30 a.m., New York City time, on the day of conversion, to convert all or any part of any Eurodollar Borrowing into a Base Rate Borrowing, and (ii) not later than 10:30 a.m., New York City time, three Eurodollar Business Days prior to conversion or continuation, to convert any Base Rate Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, subject in each case to the following:

(a)           each conversion or continuation shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(b)           if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of the Borrowing converted or continued shall be an integral multiple of $1,000,000 and not less than $50,000,000;

(c)           accrued interest on a Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(d)           if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Section 2.14;

(e)           no Interest Period may be selected for any Eurodollar Borrowing that would end later than the Maturity Date; and

(f)           if an Event of Default shall have occurred and be continuing, the Borrower shall not have the right to convert or to continue any Borrowing as a Eurodollar Borrowing.

Each Notice of Interest Rate Election shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing to be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or a Base Rate Borrowing, (iii) the date of such conversion or continuation (which shall be a Eurodollar Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto.  If no Interest Period is specified in any such Notice of Interest Rate Election with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  If no Notice of Interest Rate Election shall have been given in accordance with this Section 2.18 to convert or continue any Borrowing, such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Base Rate Borrowing.

Upon receipt of a Notice of Interest Rate Election, the Administrative Agent shall promptly notify each Bank of the contents thereof and of each Bank’s share of each converted or continued Borrowing.

ARTICLE III

Conditions

Section 3.01  Effective Date.  This Agreement shall become effective on the date (the “Effective Date”) that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

(a)           receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof by such party);

(b)           receipt by the Administrative Agent for the account of each Bank that has requested a promissory note pursuant to Section 2.05 of a duly executed promissory note dated on or before the Effective Date complying with the provisions of Section 2.05;

(c)           receipt by the Administrative Agent of (i) an opinion of the Assistant General Counsel, Corporate and Financial Law, of the Borrower, substantially in the form of Exhibit B-1 hereto and (ii) an opinion of Shearman & Sterling LLP, special counsel to the Borrower, substantially in the form of Exhibit B-2 hereto;

(d)           receipt by the Administrative Agent of an opinion of White & Case LLP, special counsel for the Administrative Agent, substantially in the form of Exhibit C hereto;

(e)           receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, including certification thereof by the Chief Financial Officer or Corporate Vice President and Treasurer of the Borrower substantially in the form of Exhibit E hereto, all in form and substance satisfactory to the Administrative Agent;

(f)           receipt by the Administrative Agent of payment by the Borrower of all fees and expenses payable by the Borrower under or in respect of this Agreement on or prior to the Effective Date for the account of the Administrative Agent, the Arrangers or any of the Banks; and

(g)           receipt by the Banks by the date hereof of all documentation and other information reasonably requested in writing by the Banks to satisfy the requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

The Administrative Agent shall promptly notify the Borrower and the Banks of the satisfaction of the foregoing conditions, and such notice shall be conclusive and binding on all parties hereto.  By execution hereof, each Bank acknowledges that the condition specified in Section 3.01(g) has been satisfied as to itself.

Section 3.02  Closing Date.  The obligation of any Bank to make a Loan on the Closing Date is subject to the satisfaction of the following conditions:

(a)           receipt by the Administrative Agent of the Notice of Borrowing as required by Section 2.02;

(b)           the Effective Date shall have occurred;

(c)           (i) the Acquisition shall have been consummated or shall be consummated simultaneously with the incurrence of Loans hereunder in accordance with the Acquisition Agreement, without giving effect to any amendment, modification or waiver thereof which is materially adverse to the Banks without the prior consent of the Arrangers (which consent shall not be unreasonably withheld or delayed) and (ii) the Borrower shall have delivered to the Arrangers a copy of the Acquisition Agreement, together with all modifications, amendments and waivers thereto through and including the Closing Date, certified as true and correct by the Corporate Vice President and Treasurer of the Borrower;

(d)           receipt by the Administrative Agent of evidence satisfactory to it that the Indebtedness to be Refinanced will be repaid in full simultaneously with the incurrence of Loans hereunder, and all commitments in respect thereof shall have been terminated;

(e)           (i) the absence, since December 31, 2007, of a Target Material Adverse Effect and (ii) the receipt by the Administrative Agent of any information with respect to the Target and its subsidiaries (or their respective businesses, operations, assets, liabilities and pending or threatened claims or litigation) which has been received by the Borrower on or prior to the Closing Date and has been reasonably requested by the Administrative Agent or any Arranger;

(f)           the aggregate amount of Loans to be incurred hereunder shall not exceed the sum of (i) the Acquisition Consideration, (ii) the Indebtedness to be Refinanced and (iii) the Transaction Costs;

(g)           receipt by the Administrative Agent of payment by the Borrower of all fees and expenses payable by the Borrower under or in respect of this Agreement on or prior to the Closing Date for the account of the Administrative Agent, the Arrangers or any of the Banks;

(h)           the aggregate principal amount of the Loans to be incurred will not exceed the aggregate amount of the Commitments as of the Closing Date;

(i)           immediately before and after giving effect to such Borrowing, no Default shall have occurred and be continuing; and

(j)           the representations and warranties of the Borrower contained in this Agreement (except the representations and warranties set forth in Section 4.05) shall be true and correct on and as of the date of such Borrowing.

The incurrence of Loans hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d), (f), (h), (i) and (j) of this Section.

ARTICLE IV

Representations and Warranties

The Borrower represents and warrants that:

Section 4.01  Corporate Existence.  The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

Section 4.02  Corporate and Governmental Authorization; No Contravention.  The execution, delivery and performance by the Borrower of this Agreement is within the Borrower’s corporate powers, has been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official and does not contravene, or constitute a default under, any provision of applicable law or regulation or of the Restated Certificate of Incorporation or Bylaws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any lien on any asset of the Borrower or on any material assets of its Subsidiaries.

Section 4.03  Binding Effect.  This Agreement and any promissory note issued pursuant to this Agreement constitutes a valid and binding agreement of the Borrower, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 4.04  Financial Information.  The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2007 and the related consolidated statements of income and cash flows for the fiscal year then ended, audited by Deloitte & Touche LLP and set forth in the Borrower’s 2007 Form 10-K, a copy of which has been made available to each of the Banks, fairly present in all material respects, in conformity with applicable generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

Section 4.05  Litigation.  There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (a) in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries considered as a whole (except as disclosed in the Borrower’s 2007 Form 10-K) or (b) which in any manner draws into question the validity of this Agreement or the Loans.

Section 4.06  Compliance with ERISA.  Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 4.07  Domestic Subsidiaries.  Each of the Borrower’s Domestic Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

Section 4.08  Not An Investment Company.  The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.09  Consummation of Acquisition.  The Acquisition has been consummated or will be consummated on the Closing Date.

ARTICLE V

Covenants

The Borrower agrees that, so long as any Bank has any Commitment hereunder or the principal of or interest on any Loan remains unpaid:

Section 5.01  Information.  The Borrower will deliver to each of the Banks:

(a)           as soon as available and in any event within the greater of (i) 90 days after the end of each fiscal year of the Borrower or (ii) the date such information is required to be filed with the Securities and Exchange Commission (without giving effect to any extension), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

(b)           as soon as available and in any event within the greater of (i) 45 days after the end of each of the first three quarters of each fiscal year of the Borrower or (ii) the date such information is required to be filed with the Securities and Exchange Commission (without giving effect to any extension), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter, setting forth in the case of the consolidated statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous fiscal year, all certified (subject to normal year end adjustments) as to fairness of presentation, applicable generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower; provided that the Borrower’s quarterly reports on Form 10-Q shall satisfy all requirements of this Section 5.01(b);

(c)           within five days after the president, any vice president or the treasurer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(d)           promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(e)           promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

(f)           if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

(g)           from time to time such additional information regarding the consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries as any Bank may reasonably deem material and request from the Borrower through the Administrative Agent.

Reports and financial statements required to be delivered pursuant to paragraphs (a), (b), (d) and (e) of this Section 5.01 shall be deemed to have been delivered on the date on which the Borrower posts such reports, or reports containing such financial statements, on the Borrower’s website on the Internet at www.dow.com or when such reports, or reports containing such financial statements, are posted on the Securities and Exchange Commission’s website at www.sec.gov; provided that the Borrower shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b), (d) and (e) of this Section 5.01, or provide notice of its filing or mailing of such reports or financial statements, to the Administrative Agent or any Bank who requests the Borrower to deliver such paper copies or notice until written notice to cease delivering paper copies or notice is given by the Administrative Agent or any such Bank.

Section 5.02  Maintenance of Property; Insurance.  (a)  The Borrower will keep, and will cause each Domestic Subsidiary to keep, all property used or useful in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a material adverse effect on the Borrower and its Domestic Subsidiaries, taken as a whole.

(b)           The Borrower will, and will cause each of its Domestic Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary’s own name) with financially sound and responsible insurance companies (which can be affiliates of the Borrower), insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as the Borrower in good faith determines is necessary or appropriate for the prudent management of its business; and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

Section 5.03  Conduct of Business and Maintenance of Existence.  The Borrower will continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

Section 5.04  Compliance with Laws.  The Borrower will comply, and cause each Domestic Subsidiary to comply, in all material respects with all applicable laws (including environmental laws), ordinances, rules, regulations, and requirements of governmental authorities except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) noncompliance therewith would not have a material adverse effect on the Borrower and its Domestic Subsidiaries, taken as a whole.

Section 5.05  Negative Pledge.  (a)  The Borrower will not create, assume or suffer to exist and will not cause, suffer or permit any Domestic Subsidiary to create, assume or suffer to exist, any mortgage, pledge, security interest or other lien or encumbrance (hereinafter in this Section 5.05 referred to as “liens”) of or upon any Principal Property or additions thereto or shares of capital stock of any Domestic Subsidiary, whether such Principal Property, additions thereto or shares of capital stock are owned at the date of this Agreement or thereafter acquired, without making effective provision, and the Borrower covenants that in any such case it will make or cause to be made effective provision, whereby the obligations of the Borrower hereunder from time to time outstanding shall be secured by such liens equally and ratably with any and all other obligations and indebtedness thereby secured so long as such indebtedness is so secured; provided that the foregoing covenant shall not apply to any liens of the following character:

(i)           liens on Principal Property existing at the time of acquisition of such property or to secure the payment of all or any part of the purchase price of such Principal Property or any addition thereto or to secure any indebtedness incurred at the time of, or within 120 days after the acquisition of such Principal Property or any addition thereto for the purpose of financing all or any part of the purchase price thereof (provided such liens are limited to such Principal Property or additions thereto);

(ii)           liens on property or shares of capital stock, or arising out of any indebtedness, of any corporation existing at the time such corporation became or was merged into the Borrower or a Domestic Subsidiary;

(iii)           liens executed by any Domestic Subsidiary and exclusively securing indebtedness or evidences of indebtedness incurred or issued by such Domestic Subsidiary either to the Borrower or to any other Domestic Subsidiary;

(iv)           liens arising from assignments of money due and to become due under contracts between the Borrower or any Domestic Subsidiary and the United States of America or any State, or any department, agency or political subdivision thereof;

(v)           liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;

(vi)           liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;

(vii)           liens in connection with the issuance of tax exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property; provided that such liens shall be limited to such property acquired (including personal property) or constructed or such improvement and to theretofore substantially unimproved real property on which such construction or improvement is located; and provided further that the Borrower and Domestic Subsidiaries may further secure all or any part of such purchase price or the cost of construction of such improvements and personal property by an interest on additional property of the Borrower and Domestic Subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement;

(viii)           liens in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

(ix)            extensions, renewals or replacements, in whole or in part, of any lien referred to in the foregoing clauses (i) to (viii), inclusive; provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or any part of the same property that secured the lien extended, renewed or replaced (plus improvements on such property); or

(x)             liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease, and tenants’ rights under leases; easements; and any other liens of a nature similar to those hereinabove described in this clause (x) which do not, in the opinion of the Borrower, materially impair the use of such property in the operation of the business of the Borrower or a Domestic Subsidiary or the value of such property for the purposes of such business.

(b)           Notwithstanding subsection (a), no provision of this Section 5.05 shall prohibit the creation or assumption of liens by the Borrower or any Domestic Subsidiary if, at the time of such creation or assumption, and after giving effect thereto, Exempted Indebtedness does not exceed 10% of Consolidated Net Tangible Assets at such time.

Section 5.06  Debt.  The Borrower will not create, incur, assume or suffer to exist, nor permit any Consolidated Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness unless, after giving effect to such Indebtedness, the ratio of the Borrower’s consolidated Indebtedness to the Borrower’s consolidated capitalization (being the sum of consolidated Indebtedness plus stockholders’ equity (unadjusted for accrual of postretirement medical benefit obligations pursuant to Employers’ Accounting for Postretirement Benefits Other than Pensions, Statement of Financial Accounting Standards No. 106)) is not greater than 0.65 to 1.00.  For the purposes of this Section 5.06, “Indebtedness” shall mean (a) all indebtedness for borrowed money and (b) all obligations as lessee under leases which are, or should be, in accordance with applicable generally accepted accounting principles, recorded as capitalized leases.

Section 5.07  Sale and Lease-Back Transactions.  (a)  The Borrower will not, nor will it permit any Domestic Subsidiary to, enter into any arrangement providing for the leasing by the Borrower or any Domestic Subsidiary of any Principal Property (except for (i) temporary leases for a term, including any renewal thereof, of not more than three years, (ii) leases between the Borrower and a Domestic Subsidiary or between Domestic Subsidiaries and (iii) leases between the Borrower or a Domestic Subsidiary on the one hand and a Subsidiary other than a Domestic Subsidiary on the other hand; provided that the aggregate fair value (as determined by the Board of Directors of the Borrower) of all property subject to leases permitted by this clause (iii) shall not exceed 10% of the aggregate fair value (as determined as aforesaid) of all Principal Property held by the Borrower and all Domestic Subsidiaries), which Principal Property has been or is to be sold or transferred by the Borrower or such Domestic Subsidiary (herein referred to as a “Sale and Lease-Back Transaction”) unless the net proceeds of such sale are at least equal to the fair value (as determined as aforesaid) of such property.

(b)           Notwithstanding the provisions of subsection (a) of this Section 5.07, the Borrower or any Domestic Subsidiary may enter into Sale and Lease-Back Transactions; provided that at the time of such entering into, and after giving effect thereto, Exempted Indebtedness does not exceed 10% of Consolidated Net Tangible Assets at such time.

Section 5.08  Consolidations, Mergers and Sales of Assets.  The Borrower will not (a) consolidate or merge with or into any other Person or (b) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person; provided that (1) the Borrower may enter into the K-Dow JV Transaction and (2) the Borrower may merge with another Person if (i) either (A) the Borrower is the corporation surviving such merger or (B) such merger is with a Subsidiary that is a corporation organized under the laws of a jurisdiction in the United States of America, such Subsidiary is the corporation surviving such merger and such Subsidiary confirms in writing to the Administrative Agent, in a form reasonably satisfactory to the Administrative Agent, that as a result of such merger it has become the Borrower hereunder, and (iii) after giving effect thereto, no Default shall have occurred and be continuing.

Section 5.09  Use of Proceeds.  The proceeds of the Loans made under this Agreement will be used by the Borrower solely to (i) finance the Acquisition Consideration, (ii) repay the Indebtedness to be Refinanced and (iii) finance the Transaction Costs.  None of such proceeds will be used in violation of any applicable law or regulation, including without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

Section 5.10  Total Leverage Ratio.  At any time when (i) the Moody’s Credit Rating is Baa3 or lower (or the Borrower’s long term senior unsecured debt is not rated by  Moody’s) or (ii) the S&P Credit Rating is BBB- or lower (or the Borrower’s long term senior unsecured debt is not rated by S&P), the Borrower shall not permit the Total Leverage Ratio at any such time to be greater than 4.25:1.00.

ARTICLE VI

Defaults

Section 6.01  Events of Default.  If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)           the Borrower shall fail to pay, within five days of the due date thereof, any principal of any Loan, or shall fail to pay, within 10 days of the due date thereof, any interest or fees payable hereunder;

(b)           the Borrower shall fail to observe or perform any covenant contained in Section 5.06, 5.08, 5.09 or 5.10;

(c)           the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

(d)           any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e)           the Borrower or any of its Domestic Subsidiaries shall fail to make any payment, whether of principal, premium or interest, in an aggregate amount equal to or greater than $50,000,000 in respect of any indebtedness (other than the Loans) of, or guaranteed by, the Borrower or such Domestic Subsidiary (as the case may be) when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event (including a default in payment of a lesser amount than that specified above if such default would cause or permit acceleration as described in this clause) shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event (i) is to permit the acceleration of the maturity of any such indebtedness in an aggregate principal amount equal to or greater than $200,000,000 or (ii) results in the acceleration of the maturity of any such indebtedness in an aggregate principal amount equal to or greater than $100,000,000;

(f)           the Borrower or any Domestic Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(g)           an involuntary case or other proceeding shall be commenced against the Borrower or any Domestic Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Domestic Subsidiary under the Federal bankruptcy laws as now or hereafter in effect;

(h)           a final judgment or order for the payment of money in excess of $200,000,000 shall be rendered against the Borrower or any Domestic Subsidiary and the Borrower or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 30 days after the date of entry thereof and within said period of 30 days (or such longer period during which execution of such judgment shall have been stayed) appeal therefrom and cause the execution thereof to be stayed during such appeal; provided, however, that no Event of Default shall exist under this subsection (h) if, upon the occurrence of any event specified above following the entry of a final judgment or order by a court or other body outside of the United States, the Board of Directors of the Borrower shall pass a resolution stating that, in the good faith opinion of such Board, the final judgment or order in question is not enforceable against the Borrower, any Domestic Subsidiary or any of their respective assets in the United States of America; or

(i)           any member of the ERISA Group shall fail to pay within 15 days of the due date thereof an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $50,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the ERISA Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter;

then, and in every such event, the Administrative Agent shall (A) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (B) if requested by the Required Banks, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal bankruptcy laws, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 6.02  Notice of Default.  The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

ARTICLE VII

The Administrative Agent

Section 7.01  Appointment and Authorization.  Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

Section 7.02  Administrative Agent and Affiliates.  Citibank, N.A. shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Citibank, N.A. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 7.03  Action by Administrative Agent.  The obligations of the Administrative Agent hereunder are only those expressly set forth herein.  Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

Section 7.04  Consultation with Experts.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.05  Liability of Administrative Agent.  Neither the Administrative Agent nor any of its affiliates nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks or (b) in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment).  Neither the Administrative Agent nor any of its affiliates nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, or any other instrument or writing furnished in connection herewith.  The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

Section 7.06  Indemnification.  Each Bank shall, ratably in accordance with its Commitment or Loans, as applicable, indemnify the Administrative Agent, its affiliates and its directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment)) that such indemnitees may suffer or incur in connection with its role as the Administrative Agent hereunder or any action taken or omitted by such indemnitees in connection therewith.

Section 7.07  Credit Decision.  Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

Section 7.08  Successor Administrative Agent.  The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower.  Upon any such resignation, the Borrower shall have the right, with the consent of the Required Banks, to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Borrower (with the consent of the Required Banks), and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

Section 7.09  Administrative Agent Fee.  The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.

Section 7.10  Co-Syndication Agents.  None of the Persons identified on the facing page of this Agreement as a “Co-Syndication Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks.  Without limiting the foregoing, none of such Persons so identified as a “Co-Syndication

Agent” shall have or be deemed to have any fiduciary relationship with any Bank.  Each Bank acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE VIII

Change in Circumstances

Section 8.01  Basis for Determining Interest Rate Inadequate or Unfair.  If on or prior to the first day of any Interest Period for any Eurodollar Borrowing:

(a)           the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the London Interbank Offered Rate to be used in determining the interest rate applicable to the Loans comprising such Borrowing; or

(b)           the Required Banks advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurodollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurodollar Loans shall be suspended.  If the obligations of the Banks to make Eurodollar Loans have been suspended pursuant to this Section 8.01, unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Borrowing of Eurodollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

Section 8.02  Illegality.  If, after the Effective Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Eurodollar Loans shall be suspended.  Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, result in any economic or regulatory disadvantage to such Bank.  If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately convert in full the then outstanding principal amount of each such Eurodollar Loan to a Base

Rate Loan (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks).

Section 8.03  Increased Cost and Reduced Return.  (a)  If the adoption after the Effective Date of any applicable law, rule or regulation, or any change after the Effective Date in any applicable law, rule or regulation, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance after the Effective Date by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency issued after the Effective Date :

(i)           shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for (A) franchise taxes, taxes or other charges related to the general authority of such Bank or its Applicable Lending Office to do business or taxes on the overall income of such Bank or its Applicable Lending Office, in each case imposed by the jurisdiction where such Bank is incorporated (or any political subdivision thereof) or where it is managed or controlled or where its Applicable Lending Office is located, or (B) withholding taxes imposed under the laws of any jurisdiction other than the United States or any State thereof); or

(ii)           shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loan any such requirement with respect to which such Bank is entitled to compensation during the current Interest Period pursuant to Section 2.17), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Eurodollar Loans or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that no such amount shall be payable with respect to any such increased costs or reductions incurred more than 180 days before the date such Bank first notifies the Borrower of its intention to demand compensation under this Section 8.03(a); provided further that if the adoption of or change in applicable law, rule or regulation, or change in the interpretation or administration thereof, that gives rise to such increased cost or reduction is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)           If any Bank shall have determined that any change after the Effective Date in any applicable law, rule, guideline or regulation regarding capital adequacy, or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive issued after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (a “regulatory requirement”), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such regulatory requirement (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for the portion of any such reduction which is reasonably allocable to this Agreement; provided that no such amount shall be payable with respect to any period commencing less than 30 days after the date such Bank first notifies the Borrower of its intention to demand compensation under this Section 8.03(b).

(c)           Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, result in any economic or regulatory disadvantage to such Bank.  A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, accompanied by a computation in reasonable detail of such amount or amounts, shall be conclusive if prepared in good faith and on a reasonable basis.  In determining such amount, such Bank may use any reasonable averaging and attribution methods; provided that such methods shall not be inconsistent with the methods used by such Bank in calculating the reduction in return allocable to other similar loans or commitments to other borrowers.

Section 8.04  Base Rate Loans Substituted for Affected Eurodollar Loans.  If (a) the obligation of any Bank to make Eurodollar Loans has been suspended pursuant to Section 8.02 or (b) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Eurodollar Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(i)           all Loans which would otherwise be made by such Bank as Eurodollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks), and

(ii)           after each of its Eurodollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Eurodollar Loans shall be applied to repay its Base Rate Loans instead.

Section 8.05  Substitution of Bank.  If (a) the obligation of any Bank to make Eurodollar Loans has been suspended pursuant to Section 8.02, (b) any Bank has demanded compensation under Section 8.03 or (c) any Bank becomes a Defaulting Bank, then, if no Default has occurred and is continuing, the Borrower shall have the right, with or without the assistance of the Administrative Agent, to (i) seek a substitute bank or banks satisfactory to the Borrower (which may be one or more of the Banks) to purchase the Loans or assume the Commitment of such Bank (without recourse to or warranty by such Bank) or (ii) notwithstanding Sections 2.09 and 2.11, remove such Bank by prepaying the Loans from such Bank (with or without prepaying other Loans) and terminating the Commitment of such Bank (with or without terminating the other Commitments).

ARTICLE IX

Miscellaneous

Section 9.01  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission, electronic mail or similar writing) and shall be given to such party:  (a) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof; (b) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire; or (c) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower.

Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

Section 9.02  No Waivers.  No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03  Expenses; Documentary Taxes; Indemnification.  (a)  The Borrower shall pay (i) all reasonably incurred and properly documented out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder requested by the Borrower or any amendment hereof requested by the Borrower or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonably incurred and properly documented out-of-pocket expenses incurred by the Administrative Agent or any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.  The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement.

(b)           The Borrower agrees to indemnify the Administrative Agent, each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and reasonably incurred and properly documented out-of-pocket expenses of any kind, including, without limitation, the fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct; and provided further the Borrower shall not be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any loss, claim, damage or liability effected without its consent, which shall not be unreasonably withheld.

(c)           Promptly after receipt by an Indemnitee of written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder, such Indemnitee will, if a claim for indemnity is to be made by it against the Borrower under Section 9.03(b), notify the Borrower thereof.  Thereafter, such Indemnitee and the Borrower shall consult, to the extent appropriate, with a view to minimizing the cost to the Borrower of its obligations hereunder.  In case any such Indemnitee receives written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder and it notifies the Borrower thereof, the Borrower will be entitled to participate in the defense thereof, and to the extent that it may elect by notice delivered to such Indemnitee promptly after receiving the aforesaid notice from such Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory at all times to such Indemnitee; provided that (i) if the parties against whom any loss, claim, damage or liability arises include both such Indemnitee and the Borrower and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it or other Indemnitees which are different from or additional to those available to the Borrower and may conflict therewith, such Indemnitee or Indemnitees shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such loss, claim, damage or liability on behalf of such Indemnitee or Indemnitees and (ii) if any loss, claim, damage or liability arises out of actions brought by or for the benefit of the Borrower, such Indemnitee or Indemnitees shall have the right to select their counsel and to assume and direct the defense thereof and the Borrower shall not be entitled to participate therein or assume the defense thereof.  Upon receipt of notice from the Borrower to such Indemnitee of its election so to assume the defense of such loss, claim, damage or liability and approval by such Indemnitee of counsel, the Borrower shall not be liable to such Indemnitee under Section 9.03(b) for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof unless (A) such Indemnitee shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence, (B) the

Borrower shall not have employed and continued to employ counsel reasonably satisfactory to such Indemnitee to represent such Indemnitee or (C) the Borrower shall have approved the employment of counsel for such Indemnitee at the expense of the Borrower.

Section 9.04  Sharing of Payments.  Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section 9.04 shall be construed to prohibit any payment made pursuant to Section 8.05; provided, further that nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under this Agreement; provided, further that nothing in this Section 9.04 shall be construed as granting any right of setoff to any Bank.

Section 9.05  Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (a) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks or a decrease in the Commitment of any Bank pursuant to Section 8.05) or subject any Bank to any additional obligation, (b) reduce the principal of or rate of interest on any Loan or any fees hereunder, (c) postpone the date fixed for any payment of interest on any Loan or any fees hereunder, (d) extend the Commitment Termination Date or the Maturity Date or (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

Section 9.06  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

(b)           Any Bank may at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in any or all of its Loans or, upon prior notice to the Borrower, in its Commitment.  In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, such Bank’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, such Bank shall remain the holder of its Loans for all purposes of this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.  Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement unless otherwise agreed to by the Borrower in its sole discretion.  The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest, it being understood that nothing contained in this Agreement shall be interpreted to grant to any Participant any rights with respect to or against the Borrower.  An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(c)           Any Bank may at any time assign to one or more Eligible Assignees (each an “Assignee”) all, or a proportionate part (equivalent to a Commitment or outstanding Loans of not less than $5,000,000 and in increments of $1,000,000 if in excess thereof) of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower (which shall not be required if a Default under Section 6.01(a), (f) or (g) has occurred and is continuing) and the Administrative Agent (which consents may not be unreasonably withheld or delayed).   Upon execution and delivery of such an Assignment and Assumption Agreement and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment or outstanding Loans as set forth in such Assignment and Assumption Agreement, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.   In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500.  If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the execution of such assignment, deliver to the Borrower and the Administrative Agent the applicable certification in accordance with Section 2.16.

(d)           Any Bank may at any time assign all or any portion of its rights under this Agreement and any promissory note issued to it pursuant to Section 2.05 (i) upon prior notice to the Borrower, to any wholly owned affiliate or (ii) to a Federal Reserve Bank.  No such assignment shall release the transferor Bank from its obligations hereunder.

(e)           No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 2.14, 2.16 or 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances.

(f)           Notwithstanding anything to the contrary contained herein, any Bank (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof.  The funding of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were funded by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment.  Notwithstanding anything to the contrary contained in this Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC.  This Section 9.06(f) may not be amended without the prior written consent of each Granting Lender, all or any part whose Loan is being funded by an SPC at the time of such amendment.

(g)           The Participant or Assignee, if it shall not already be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, its related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

(h)           The Borrower hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrower’s agent, solely for purposes of this Section 9.06(h), to maintain a register at one of its offices in New York, New York (the “Register”) on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank.  Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans.  With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans.  Prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor.  The registration of an assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to this Section 9.06(h).  Coincident with the delivery of such Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender any note evidencing such Loan, and thereupon one or more new notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank.  The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 9.06(h).

Section 9.07  No Collateral.  Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 9.08  GOVERNING LAW; JURISDICTION; Venue.  (a)  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)           ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.

(c)           The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court located in the Borough of Manhattan.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.09  Counterparts; Integration.  This Agreement may be signed in any number of counterparts, each of which shall constitute an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 9.10  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.11  [Intentionally Omitted.]

Section 9.12  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13  Confidentiality.  The Administrative Agent and each of the Banks agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Bank on a non-confidential basis from a source other than the Borrower.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as a reasonably prudent individual in the position of such Person would accord to its own confidential information.

Each Bank acknowledges that Information as defined in this Section 9.13 furnished to it pursuant to this Agreement may include material non-public information concerning the Borrower and its related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.

All Information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower and its related parties or their respective securities.  Accordingly, each Bank represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.

Section 9.14  USA Patriot Act.  Each Bank hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

THE DOW CHEMICAL COMPANY

By:	/s/ Fernando Ruiz
	Name:	Fernando Ruiz
	Title:	Corporate Vice President and Treasurer

Address for Notices and Principal Place of Business:
The Dow Chemical Company 2030 Dow Center Midland, Michigan 48674 Attention: Treasurer Fax: (989) 636-8280
Taxpayer Identification Number:

CITIBANK, N.A., INDIVIDUALLY AND AS ADMINISTRATIVE AGENT

By:	/s/ Kevin Ege
	Name:	Kevin Ege
	Title:	Vice President

Citibank, N.A.
c/o Citigroup Global Loans
1615 Brett Road
OPS 3
New Castle, DE 19720
Attention: Kamel Salah
Tel: +302-323-3199
Fax: +212-994-0961
email: kamel.salah@citi.com

MORGAN STANLEY SENIOR FUNDING, INC., INDIVIDUALLY AND AS CO-SYNDICATION AGENT

By:	/s/ Anish Shah
	Name:	Anish Shah
	Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, AS CO-SYNDICATION AGENT

By:	/s/ Don Burkitt
	Name:	Don Burkitt
	Title:	Vice President

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Merrill Lynch Capital Corporation

By:	/s/ Don Burkitt
	Name:	Don Burkitt
	Title:	Vice President

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Bank of America, N.A.

By:	/s/ George Hlentzas
	Name:	George Hlentzas
	Title:	Vice President

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By:	/s/ Victor Pierzchalski
	Name:	Victor Pierzchalski
	Title:	Authorized Signatory

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Barclays Bank PLC

By:	/s/ Nicholas A. Bell
	Name:	Nicholas A. Bell
	Title:	Director

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Deutsche Bank AG New York branch:

By:	/s/ Marcus Tarkington
	Name:	Marcus Tarkington
	Title:	Director

By:	/s/ Rainer Meier
	Name:	Rainer Meier
	Title:	Vice President

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

HSBC Bank USA, National Association

By:	/s/ David A. Mandell
	Name:	David A. Mandell
	Title:	Managing Director

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Mizuho Corporate Bank, Ltd.

By:	/s/ Robert Gallagher
	Name:	Robert Gallagher
	Title:	Authorized Signatory

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ L. Peter Yetman
	Name:	L. Peter Yetman
	Title:	SVP

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Banco Bilbao Vizcaya Argentaria – New York Branch

By:	/s/ Krister Holm
	Name:	Krister Holm
	Title:	Managing Director

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

MORGAN STANLEY BANK

By:	/s/ Anish Shah
	Name:	Anish Shah
	Title:	Authorized Signatory

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Banco Santander SA., New York Branch

By:	/s/ José Castelló
	Name:	José Castelló
	Title:	Santander Global Banking & Markets
Banco Santander, S.A., New York Branch

By:	/s/ Jesus Lopez
	Name:	Jesus Lopez
	Title:	Vice President

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

BAYERISCHE LANDESBANK, New York Branch

By:	/s/ Matthew DeCarlo
Matthew DeCarlo
Vice President

By:	/s/ Nikolaì von Mengden
Nikolaì von Mengden
Senior Vice President

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Intesa Sanpaolo S.p.A.

By:	/s/ Robert Wurster
	Name:	Robert Wurster
	Title:	SVP

By:	/s/ Francesco Di Mario
	Name:	Francesco Di Mario
	Title:	FVP, Credit Manager

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Standard Chartered Bank:

By:	/s/ Bert De Guzman
	Name:	Bert De Guzman
	Title:	Director

By:	/s/ Robert K. Reddington
	Name:	ROBERT K. REDDINGTON
	Title:	AVP/CREDIT DOCUMENTATIOND
CREDIT RISK CONTROL
STANDARD CHARTERED BANK N.Y.

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Sumitomo Mitsui Banking
Corporation

By:	/s/ Yoshihiro Hyakutome
	Name:	Yoshihiro Hyakutome
	Title:	General Manager

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:
THE BANK OF NOVA SCOTIA

By:	/s/ David Mills
	Name:	David Mills
	Title:	Director and Head of Energy Execution

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

THE BANK OF NEW YORK MELLON

By:	/s/ William M. Feathers
	Name:	William M. Feathers
	Title:	Vice President

SIGNATURE PAGE TO TERM LOAN AGREEMENT DATED AS OF SEPTEMBER 8, 2008, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY THERETO, AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

Commonwealth Bank of Australia

By:	/s/ Guy Buxton
	Name:	Guy Buxton
	Title:	Risk Executive

EXHIBIT A

NOTE

New York, New York

[________________]

For value received, THE DOW CHEMICAL COMPANY, a Delaware corporation (the “Borrower”), promises to pay to                                       (the “Bank”), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the dates provided for in the Credit Agreement.  The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement.  All such payments of principal and interest shall be made in the currencies and to the accounts of Citibank, N.A., as provided for in the Credit Agreement in immediately available funds.

All Loans made by the Bank, the respective type and maturity thereof, all repayments of the principal thereof, each conversion of all or a portion thereof to another type, each continuation of all or a portion thereof as the same type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This note is one of the Notes referred to in the Term Loan Agreement dated as of September 8, 2008 among the Borrower, the Banks listed on Schedule 2.01 thereto, and Citibank, N.A., as Administrative Agent (as the same may be amended from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein with the same meanings.

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Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

THE DOW CHEMICAL COMPANY,

by

Name:
Title:

Schedule A to Note

LOANS, CONVERSIONS AND PREPAYMENTS OF BASE RATE LOANS

Date	Dollar Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Prepaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B to Note

LOANS, CONTINUATIONS, CONVERSIONS AND PREPAYMENTS OF EURODOLLAR LOANS

Date	Dollar Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Dollar Amount of Principal of Eurodollar Loans Prepaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Dollar Balance of Eurodollar Loans	Notation Made By

EXHIBIT B-1

OPINION OF ASSISTANT GENERAL COUNSEL,
CORPORATE AND FINANCIAL LAW,
OF THE BORROWER

                        , 2008

To the Banks and the Administrative Agent
Referred to Below
In care of Citibank, N.A.,
as Administrative Agent

Dear Sirs:

I have acted as counsel for The Dow Chemical Company, a Delaware corporation (the “Borrower”), and I have caused to be examined the Term Loan Agreement, dated as of September 8, 2008 (the “Credit Agreement”) among the Borrower, the banks listed on Schedule 2.01 thereto, and Citibank, N.A. as Administrative Agent.  Terms defined in the Credit Agreement are used herein as therein defined.

I have caused to be examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have caused to be conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

Upon the basis of the foregoing, I am of the opinion that:

1.  The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

2.  The execution, delivery and performance by the Borrower of the Credit Agreement is within the Borrower’s corporate powers, has been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official and does not contravene, or constitute a default under, any provision of applicable law or regulation or of the Restated Certificate of Incorporation or Bylaws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any lien on any asset of the Borrower or on any material assets of its Subsidiaries.

3.  The Credit Agreement has been duly executed and delivered on behalf of the Borrower.

4.  Except as disclosed in the Borrower’s 2007 Form 10-K, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could

2

materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

5.  There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, which in any manner draws into question the validity of the Credit Agreement.

6.  Each of the Borrower’s Domestic Subsidiaries (if any) is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation.

I am qualified to practice law in the State of Michigan and do not purport to be an expert on, or to express any opinion herein concerning, the law of any jurisdiction other than the law of the State of Michigan, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

The opinions expressed in this letter are based on laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such laws be changed by legislative action, judicial decision or otherwise.  This opinion is rendered solely to you in connection with the above matter.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person (other than your permitted successors and assigns) without my prior written consent.

Very truly yours,

Kenneth D. Isley
Assistant General Counsel, Corporate and
Financial Law

EXHIBIT B-2

OPINION OF
SHEARMAN & STERLING LLP,
SPECIAL COUNSEL FOR THE BORROWER

                        , 2008

To the Persons listed in Schedule A

THE DOW CHEMICAL COMPANY

Ladies and Gentlemen:

We have acted as counsel to The Dow Chemical Company, a Delaware corporation (the “Company”) in connection with the preparation, execution and delivery of the Credit Agreement dated as of September 8, 2008 (the “Agreement”), among the Company and each of you.  This opinion is furnished to you pursuant to Section 3.01(c)(ii) of the Agreement.

In that connection, we have reviewed originals or copies of the following documents:

(A)     the Agreement; and

(B)     the Notes executed by the Company and delivered on the date hereof.

The documents described in the foregoing clauses (A) through (B) are collectively referred to herein as the “Opinion Documents”.

We have also reviewed originals or copies of such other records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(i)     The genuineness of all signatures.

(ii)     The authenticity of the originals of the documents submitted to us.

(iii)     The conformity to authentic originals of any documents submitted to us as copies.

(iv)     As to matters of fact, the truthfulness of the representations made in the Agreement and in certificates of public officials and officers of the Company.

(v)     That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(vi)     That:

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(1)       The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization;

(2)       The Company has full power to execute, deliver and perform and has duly executed and delivered the Opinion Documents to which it is a party;

(3)       The execution, delivery and performance by the Company of the Opinion Documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise) and do not:

(a)    contravene its certificate or articles of incorporation, by-laws or other organizational documents;

(b)    except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(c)    result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

(4)      Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that each Opinion Document is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Our opinion expressed above is subject to the following qualifications:

3

(A)           Our opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(B)           Our opinion is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(C)           We express no opinion with respect to the enforceability of indemnification provisions, or of release or exculpation provisions, contained in the Opinion Documents to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm or violations of securities laws.

(D)           We express no opinion with respect to Section 9.08 of the Agreement to the extent that such Section (i) contains a waiver of any objection based on inappropriate venue or forum non conveniens in any federal court of the United States, or (ii) implies that a federal court of the United States has subject matter jurisdiction.

(E)           Our opinion is limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

A copy of this opinion letter may be delivered by any of you to any person that becomes a Bank in accordance with the provisions of the Agreement.  Any such person may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such person on the date hereof.

This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents.  This opinion letter may not be relied upon by you or a future Bank for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Very truly yours,

RMB/ CTP/ NEK
DLB

SCHEDULE A

Name	Capacity
Citibank, N.A.	Administrative Agent and Bank

Merrill Lynch Capital Corporation	Co-Syndication Agent and Bank

Bank of America, N.A.	Co-Syndication Agent and Bank

Barclays Bank PLC	Bank

Deutsche Bank AG, Cayman Islands Branch	Bank

HSBC Bank USA, N.A.	Bank

Mizuho Corporate Bank, Ltd.	Bank

Royal Bank of Scotland, plc	Bank

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Bank

Morgan Stanley Bank	Bank

Morgan Stanley Senior Funding, Inc.	Bank

Banco Bilbao Vizcaya Argentaria, S.A.	Bank

Banco Santander S.A., New York Branch	Bank

Bayerische Landesbank, New York Branch	Bank

Intesa Sanpaolo S.p.A.	Bank

Standard Chartered Bank	Bank

Sumitomo Mitsui Banking Corporation	Bank

The Bank of Nova Scotia	Bank

The Bank of New York Mellon	Bank

Commonwealth Bank of Australia	Bank

EXHIBIT C
OPINION OF WHITE & CASE LLP,
SPECIAL COUNSEL FOR THE ADMINISTRATIVE AGENT

                        , 2008

To:
The Banks (as defined below), in their individual capacity,
and Citibank, N.A., as Administrative Agent for and on
behalf of the Banks (the “Administrative Agent”, and
together with the Banks, the “Addressees”)

Ladies and Gentlemen:

We have acted as special New York counsel to the Administrative Agent in connection with that certain Term Loan Agreement, dated as of September 8, 2008, among the Borrower, the lenders party thereto (the “Banks”), and the Administrative Agent (the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used herein, but not defined herein, shall have the meanings set forth in the Credit Agreement.

In connection with this opinion, we have examined executed originals or copies certified to our satisfaction of the Credit Agreement and such other agreements, documents and certificates and such other documents and papers as we have deemed necessary or appropriate as a basis for such opinion.  We have assumed the genuineness of all signatures, the authority of persons signing the Credit Agreement on behalf of the parties thereto, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  As to questions of fact relevant to this opinion, we have relied upon the representations and warranties made by the Borrower in the Credit Agreement.

We have also assumed that, for purposes of the opinions expressed herein, (i) each party to the Credit Agreement is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has full power to execute, deliver and perform its obligations under the Credit Agreement, (ii) the execution, delivery of and performance of its obligations under the Credit Agreement by each party thereto and the consummation of the transactions contemplated thereby, (x) has been duly authorized and approved by all necessary corporate, partnership and/or other action on the part of such party and (y) does not contravene any provision of any law, statute, rule or regulation applicable to such party, including, without limitation, the laws of the jurisdiction in which such party is organized or any order, writ, injunction or decree of any court applicable to such party, (iii) each party to the Credit Agreement has duly executed and delivered the Credit Agreement, (iv) the execution, delivery of and performance of its obligations under the Credit Agreement by each party thereto will not conflict with or result in any breach of any agreements to which such party is a party or otherwise subject, and will not violate any provision of the organizational or other charter documents of such party, (v) all orders, consents, approvals, licenses, authorizations, validations, filings, recordings and registrations with, or exemptions by, all governmental or public bodies or

2

authorities have been obtained and remain in full force and effect for the (x) execution, delivery of and performance of the Credit Agreement by each party thereto and (y) legality, validity, binding effect and enforceability against each party to the Credit Agreement, and (vi) the Credit Agreement constitutes the valid and binding obligation of each party thereto (other than the Borrower), enforceable against such party in accordance with its terms.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Credit Agreement constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

The opinion contained herein is subject to the following additional limitations, qualifications, exceptions and assumptions:

(a)     We express no opinion as to the enforceability of any assignment, exculpation, indemnification or contribution provisions in the Credit Agreement to the extent the rights to assignment, exculpation, indemnification or contribution provided for therein (x) are violative of any law, rule or regulation (including, without limitation, any securities law, rule or regulation) or public policy relating thereto or (y) are related to indemnification or contribution in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated person or the person receiving contribution.

(b)     We express no opinion as to the applicability to the Credit Agreement or the transactions contemplated thereby of Section 548 of the Bankruptcy Code (11 U.S.C. Section 548) or Article 10 of the New York Debtor and Creditor Law relating to fraudulent transfers and obligations.

(c)     We wish to point out that the law of the State of New York generally imposes an obligation of good faith and reasonableness in the performance and enforcement of contracts.

(d)     (i) No opinion is being expressed with respect to subject matter jurisdiction of any United States Federal Court or the enforceability of any provisions whereby a party submits to such jurisdiction and (ii) we call to your attention that federal and state courts located in New York could decline to hear a case on grounds of forum non conveniens or any other doctrine limiting the availability of the courts in New York as a forum for the resolution of disputes not having sufficient nexus to New York and we express no opinion as to any waiver of rights to assert the applicability of forum non conveniens doctrine or any such other doctrine.

(e)     No opinion is being expressed as to the effectiveness of (x) any waiver (whether or not stated as such) under the Credit Agreement of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law, to the extent that such rights cannot be waived

3

under applicable law and (z) any other waivers or variations of rights of a debtor to the extent any such waiver or variation is not effective under applicable law.

(f)     We express no opinion as to the enforceability of requirements in the Credit Agreement that the provisions thereof may only be waived or amended in writing.

(g)     We express no opinion as to any provisions of the Credit Agreement appointing any of you as attorney-in-fact for any party or providing that any determination by any of you will be conclusive or binding on any party.

(h)     We express no opinion as to (1) state securities laws or regulations; (2) state antitrust or unfair competition laws or regulations; (3) state environmental laws or regulations; (4) state tax laws or regulations; (5) state public utility laws or regulations; (6) pension or employee benefit laws or regulations; (7) state health and safety laws or regulations; (8) state labor laws or regulations; (9) state laws, regulations or policies relating to national or local emergencies; (10) statutes, ordinances, administrative decisions, rules or regulations of counties, towns, municipalities or special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (11) state usury laws; (12) ERISA; or (13) judicial decisions to the extent that they deal with any of the foregoing.

The opinion expressed above is limited to the law of the State of New York.  This opinion does not cover the law of any other jurisdiction.  We express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring subsequent to the date of this letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting the Borrower.  Further, we assume no responsibility to advise you of any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion herein.

This opinion may be relied upon only by the Addressees and solely in connection with the transactions contemplated by the Credit Agreement and may not be used or relied upon or published or communicated to any other person or entity for any purpose whatsoever without our prior written consent in each instance; provided that copies of this opinion may be furnished by you to, but may not be relied on by, (x) your accountants and bank auditors and examiners, in each case in connection with their audit and review activities and (y) any other person to the extent required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body.

Very truly yours,

DK:JM

EXHIBIT D

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, Base Rate Loans and Eurodollar Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

3.	Borrower: The Dow Chemical Company

4.	Administrative Agent: Citibank, N.A., as Administrative Agent under the Credit Agreement.

5.	Credit Agreement: The Term Loan Agreement dated as of September 8, 2008, among The Dow Chemical Company, the Banks named therein and Citibank, N.A., as Administrative Agent for the Banks.

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6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[1]
$	$	%
$	$	%
$	$	%

Effective Date:                                  , _____.

1       Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.

3

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR], by Title: ASSIGNEE [NAME OF ASSIGNEE], by Title:

[Consented to and]2 Accepted:

CITIBANK, N.A., as Administrative Agent,

by:

Title:

[Consented to:]3

THE DOW CHEMICAL COMPANY,

by:

Title:

2       Consents to be included to the extent required by Section 9.06(c) of the Credit Agreement.

Annex 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1.  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.04 or 5.01(a) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (v) if it is a Bank not incorporated under the laws of the United States of America or a state thereof, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

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3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E
 [FORM OF]
OFFICER’S CERTIFICATE

THE DOW CHEMICAL COMPANY

I, the undersigned Corporate Vice President and Treasurer of The Dow Chemical Company, a corporation organized under the laws of the State of Delaware (the “Borrower”), do hereby certify, solely in my capacity as Corporate Vice President and Treasurer of the Borrower and not in my individual capacity, on behalf of the Borrower, that:

1.           This Certificate is furnished pursuant to the Term Loan Agreement, dated as of September 8, 2008, among the Borrower, the Banks party thereto, Citibank, N.A., as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“ML”) and Morgan Stanley Senior Funding, Inc. (“MSSF”), as Co-Syndication Agents, and Citigroup Global Markets Inc., ML and MSSF, as Joint Lead Arrangers and Joint Bookrunners (the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.           The persons named in Annex 1 are duly elected and duly qualified officers of the Borrower, holding the respective offices or titles in Annex 1 set forth opposite their names, and the signatures on Annex 1 set forth opposite their names are facsimiles of their genuine signatures.

3.           Attached hereto as Annex 2 is a certified copy of the Restated Certificate of Incorporation of the Borrower as filed with the Secretary of State of the State of Delaware, on the date indicated thereon, together with all amendments thereto adopted through the date hereof.

4.           Attached hereto as Annex 3 is a true and correct copy of the Bylaws of the Borrower, which were duly adopted and are in full force and effect on the date hereof, together with all amendments thereto adopted through the date hereof.

5.           Attached hereto as Annex 4 is a true and correct copy of resolutions that were duly adopted on July 9, 2008 by the Board of Directors of the Borrower and said resolutions have not been rescinded, amended or modified.  Except as attached hereto as Annex 4, no resolutions have been adopted by the Board of Directors of the Borrower that deal with the execution, delivery or performance of the Credit Agreement.

6.           The persons named in Annex 5 were all of the directors of the Borrower on the date the resolutions referred to in paragraph 5 above were adopted, and remain such directors on the date hereof.

7.           Attached hereto as Annex 6 is a true and correct copy of a good standing certificate from the Secretary of State of the State of Delaware.

8.           On the date hereof, there is no pending proceeding for the dissolution or liquidation of the Borrower or, to the knowledge of the undersigned, threatening its existence.

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9.           On the date hereof, the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects.

10.           On the date hereof, no Default has occurred and is continuing.

[Signature page follows]

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IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _____________, 2008.

THE DOW CHEMICAL COMPANY

By:
	Name:	Fernando Ruiz
	Title:	Corporate Vice President and Treasurer

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I, W. Michael McGuire, the undersigned Assistant Secretary of the Borrower, do hereby certify, solely in my capacity as an officer of the Borrower and not in my individual capacity, on behalf of the Borrower, that Fernando Ruiz is the duly elected and qualified Corporate Vice President and Treasurer of the Borrower and the signature above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _____________, 2008.

THE DOW CHEMICAL COMPANY

By:
	Name:	W. Michael McGuire
	Title:	Assistant Secretary

ANNEX 1

Officers

Name	Office	Signature
Andrew N. Liveris	Chairman, President, Chief Executive Officer and Director

Geoffery E. Merszei	Executive Vice President, Chief Financial Officer and Director

Kenneth D. Isley	Assistant General Counsel, Corporate and Financial Law

Fernando Ruiz	Corporate Vice President and Treasurer

Charles J. Kalil	Executive Vice President, Secretary and General Counsel

ANNEX 2

Restated Certificate of Incorporation

See attached.

ANNEX 3

Bylaws

See attached.

ANNEX 4

Resolutions

See attached.

ANNEX 5

Directors

Andrew N. Liveris	Chairman, President, Chief Executive Officer and Director
Geoffery E. Merszei	Executive Vice President, Chief Financial Officer and Director
Arnold A. Allemang	Director
Jacqueline K. Barton	Director
James A. Bell	Director
Dennis H. Reilley	Director
Jeff M. Fettig	Director
James M. Ringler	Director
Barbara Hackman Franklin	Director
Ruth G. Shaw	Director
John B. Hess	Director
Paul G. Stern	Director

ANNEX 6

Good Standing Certificate

See attached.

SCHEDULE 2.01

The Dow Chemical Company
Term Loan Commitments

Legal Name of Lending Institutions	Commitment
Citibank, N.A.	$1,350,000,000.00
Merrill Lynch Capital Corporation	$1,350,000,000.00
Bank of America, N.A.	$950,000,000.00
Barclays Bank PLC	$950,000,000.00
Deutsche Bank AG, Cayman Islands Branch	$950,000,000.00
HSBC Bank USA, N.A.	$950,000,000.00
Mizuho Corporate Bank, Ltd.	$950,000,000.00
Royal Bank of Scotland, plc	$950,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$950,000,000.00
Morgan Stanley Bank	$720,000,000.00
Morgan Stanley Senior Funding, Inc.	$630,000,000.00
Banco Bilbao Vizcaya Argentaria, S.A.	$300,000,000.00
Banco Santander S.A., New York Branch	$300,000,000.00
Bayerische Landesbank, New York Branch	$300,000,000.00
Intesa Sanpaolo S.p.A.	$300,000,000.00
Standard Chartered Bank	$300,000,000.00
Sumitomo Mitsui Banking Corporation	$300,000,000.00
The Bank of Nova Scotia	$300,000,000.00
The Bank of New York Mellon	$100,000,000.00
Commonwealth Bank of Australia	$100,000,000.00
Total	$13,000,000,000

SCHEDULE 2.04

ACCOUNT

Citibank, N.A.
1615 Brett Road
New Castle, DE  19720
ABA number: 021000089
Account number: 36852248
Attn:  Kamel Salah